Exhibit 99.1

DAKOTA PLAINS HOLDINGS, INC.
REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

Steady Transloading Profit Despite Rail Service Issues; Marketing Delivers Small Profit

Construction of Third 90,000 Barrel Storage Tank Underway

Hiland Crude, LLC Constructs and Commissions Gathering Pipeline to Supply Pioneer Terminal

Exiting Trucking Joint Venture Through Executed Purchase Agreement

WAYZATA, Minnesota, (November 10, 2014) Dakota Plains Holdings, Inc. (“Dakota Plains” or “DAKP”), (NYSEMKT: DAKP) today announced financial results for the three months ended September 30, 2014.

Operational Summary

●	Third quarter transloading joint venture volumes were 3.4 million barrels of oil compared to 1.7 million barrels of oil for the same period in 2013.
●	Third quarter marketing joint venture volumes were 1.9 million barrels of oil, flat with 1.9 million barrels of oil for the third quarter of 2013.
●

Dakota Plains and Hiland Crude, LLC announced the execution of an interconnection agreement that links the Pioneer Terminal in New Town, North Dakota, with Hiland’s Market Center Gathering System crude oil pipeline network. The interconnection was commissioned on November 5, 2014 and is fully operational.

●

Dakota Plains and its joint venture partner approved the expansion of oil storage at the Pioneer Terminal, with construction of a third 90,000 barrel storage tank underway. Dakota Plains expects the storage tank to be operational by summer 2015.

●

Subsequent to the end of the third quarter Dakota Plains and its trucking joint venture partner, JPND II, LLC, signed a purchase agreement whereby Dakota Plains will sell its membership interests to JPND II, LLC for $1.15 million. The transaction is expected to close on November 24, 2014.

Financial Summary

●	Net income for the third quarter was $13,400 compared to a net loss of $2.1 million for the same period in 2013.
●	Adjusted EBITDA for the third quarter was $1.5 million compared to $(1.7) million for the same period in 2013.
●	Net income from the transloading joint venture was $2.8 million for the third quarter compared to $1.1 million for the same period in 2013.
●	Income from the Company’s indirect investment in the marketing joint venture was $0.3 million for the third quarter compared to a loss of $1.1 million for the same period in 2013.
●	Net income from the sand transloading joint venture was $0.3 million for third quarter 2014.

Craig M. McKenzie, Chairman and Chief Executive Officer of Dakota Plains, said: “We are pleased with the continued operational and financial performance of the Pioneer Terminal. Outbound volumes remained strong despite temporary rail service issues. We were also pleased with the performance of our frac sand business and look forward to higher throughput volumes. Our marketing joint venture has returned to profitability despite narrow price spreads, and we are continuing to work with our joint venture partner to address ongoing issues related to this business.”

Mr. McKenzie continued, “We remain focused on building out a best-in-class logistics platform that delivers predictable and growing profits for the benefit of our stockholders.”

Third Quarter 2014 Financial Results

The Company reported net income attributable to stockholders of Dakota Plains of $13,400 for the third quarter compared to a net loss of $2.1 million for the third quarter of 2013. The net income for the third quarter of 2014 was driven primarily by an increase in income from our transloading and marketing joint ventures and a decrease in interest expense as a result of the December 2013 debt restructuring.

Adjusted EBITDA attributable to stockholders of Dakota Plains for the third quarter was $1.5 million compared to $(1.7) million for the third quarter of 2013. The year-over-year increase was driven primarily by the increase in income from the oil transloading and marketing joint ventures.

General and Administrative expenses for the third quarter of 2014 were $2.3 million compared to $1.9 million for the same period in 2013. For the three months ended September 30, 2014, a decrease of $0.3 million in legal fees due to resolution of the Canadian portion of the Lac Mégantic litigation was offset by an increase of $0.8 million related to the consolidation of the oil transloading joint venture G&A.

Revenue from the oil transloading joint venture was $6.3 million for the three months ended September 30, 2014, compared to $3.4 million for the same period in 2013. The increase in revenue was driven by a 103% increase in volume transloaded as third quarter 2014 volume was 3.4 million barrels of crude oil, compared to 1.7 million barrels of crude oil transloaded for the same period in 2013.

Net income from the oil transloading joint venture was $2.8 million for the three months ended September 30, 2014, compared to $1.1 million for the three months ended September 30, 2013. The increase in net income was driven by a combination of greater revenue from increased volume and reduced operating costs as a result of a renegotiated service contract. It should be noted that depreciation expense related to the expansion of the Pioneer Terminal is approximately $1.1 million per quarter and has been reflected in the Company’s consolidated financials effective January 1, 2014.

Income from the Company’s indirect investment in the marketing joint venture was $0.3 million for the three months ended September 30, 2014 compared to a loss of $1.1 million for the same period in 2013. Average net income per barrel was $0.15 for the three months ended September 30, 2014 compared to a loss of $0.59 per barrel for the same period in 2013.

Net income from DPTS Sand, LLC was $0.3 million for the three months ended September 30, 2014. The sand transloading joint venture commenced operations on June 12, 2014.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company, which competes through its 50/50 joint ventures to provide customers with services that include crude oil marketing, crude oil transloading, sand transloading and trucking of crude oil and related products. Direct and indirect assets include a proprietary trucking fleet, over 1,000 railroad tank cars, and the Pioneer Terminal transloading facility centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related activity. For more information please visit the corporate website at: www.dakotaplains.com.

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements that reflect the current views of Dakota Plains, including, but not limited to, statements regarding our future growth and plans for our business and operations. We do not undertake to update our forward-looking statements. These statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of lack of diversification, dependency upon strategic relationships, dependency on a limited number of major customers, competition for the loading, marketing and transporting of crude oil and related products, difficulty in obtaining additional capital that will be needed to implement business plans, difficulties in attracting and retaining talented personnel, risks associated with building and operating a transloading facility, changes in commodity prices and the demand for crude oil and natural gas, competition from other energy sources, inability to obtain necessary facilities, difficulty in obtaining crude oil to transport, increases in our operating expenses, an economic downturn or change in government policy that negatively impacts demand for our services, penalties we may incur, costs imposed by environmental laws and regulations, inability to obtain or maintain necessary licenses, challenges to our properties, technological unavailability or obsolescence, and future acts of terrorism or war, as well as the threat of war and other factors described from time to time in the company’s reports filed with the U.S. Securities and Exchange Commission.

For more information, please contact:
Company Contact	Investor and Media Contact
Tim Brady, CFO	Dan Gagnier, Sard Verbinnen
tbrady@dakotaplains.com	DGagnier@sardverb.com
Phone: 952.473.9950	Phone: 212.415.8972
www.dakotaplains.com	www.sardverb.com

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

ASSETS

	September 30,	December 31,
	2014	2013
CURRENT ASSETS
Cash and Cash Equivalents	$6,535,618	$13,011,608
Trade Receivables	1,860,513	-
Income Tax Receivable	170,958	1,120,057
Other Current Assets	283,393	542,523
Due from Related Party	848,547	2,840,292
Other Receivables	23,720	68,896
Deferred Tax Asset	1,669,000	3,728,000
Total Current Assets	11,391,749	21,311,376

PROPERTY AND EQUIPMENT
Land	3,166,849	3,166,849
Site Development	5,829,640	5,498,501
Terminal	21,105,863	19,813,452
Machinery	17,836,465	12,702,655
Construction in Progress	34,357	7,551,187
Other Property and Equipment	11,879,445	6,747,349
Total Property and Equipment	59,852,619	55,479,993
Less - Accumulated Depreciation	5,040,093	1,810,259
Total Property and Equipment, Net	54,812,526	53,669,734

PREFERRED DIVIDEND RECEIVABLE	626,027	252,057

INVESTMENT IN DPTS MARKETING LLC	9,790,884	11,458,836

INVESTMENT IN DAKOTA PLAINS SERVICES, LLC	659,817	70,399

FINANCE COSTS, NET	70,439	123,280

DEFERRED TAX ASSET	3,366,000	153,000

OTHER ASSETS	140,902	15,902

Total Assets	$80,858,344	$87,054,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$2,806,521	$8,286,489
Accrued Expenses	246,355	1,547,645
Accounts Payable – Related Parties	-	722
Total Current Liabilities	3,052,876	9,834,856

LONG-TERM LIABILITIES
Promissory Notes, Net of Debt Discount	7,338,553	7,076,332
Promissory Note, Pioneer Terminal	6,969,595	7,500,000
Other Non-Current Liabilities	11,667	16,917
Total Long-Term Liabilities	14,319,815	14,593,249
Total Liabilities	17,372,691	24,428,105

STOCKHOLDERS’ EQUITY
Preferred Stock - Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding	-	-
Common Stock - Par Value $.001; 100,000,000 Shares Authorized; 54,900,787 and 54,206,380 Issued and Outstanding, Respectively	54,900	54,206
Additional Paid-In Capital	45,169,317	43,836,032
Accumulated Deficit	(9,196,723)	(6,836,825)
Total Equity Dakota Plains Holdings, Inc.	36,027,494	37,053,413
Non-Controlling Interest in Subsidiaries	27,458,159	25,573,066
Total Stockholders’ Equity	63,485,653	62,626,479

Total Liabilities and Stockholders’ Equity	$80,858,344	$87,054,584

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2014	2013	2014	2013
REVENUES
Transloading Revenue	$6,349,502	$-	$19,103,521	$-
Sand Revenue	557,168	-	733,355	-
Rental Income	30,000	76,758	90,000	271,527
Total Revenues	6,936,670	76,758	19,926,876	271,527

COST OF REVENUE	1,919,429	-	5,775,590	-

Gross Profit	5,017,241	76,758	14,151,286	271,527

OPERATING EXPENSES
General and Administrative Expenses	2,311,780	1,940,378	7,784,815	5,930,221
Depreciation and Amortization	1,108,348	47,065	3,229,834	131,923
Total Operating Expenses	3,420,128	1,987,443	11,014,649	6,062,144

INCOME (LOSS) FROM OPERATIONS	1,597,113	(1,910,685)	3,136,637	(5,790,617)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	-	644,133	-	3,423,054
Income (Loss) from Investment in DPTS Marketing LLC	289,232	(1,100,564)	(1,293,982)	1,572,326
Income from Investment in Dakota Plains Services, LLC	164,738	14,315	589,418	212,744
Interest Expense (Net of Interest Income)	(496,637)	(970,962)	(1,503,017)	(2,762,175)
Total Other Income (Expense), net	(42,667)	(1,413,078)	(2,207,581)	2,445,949

INCOME (LOSS) BEFORE TAXES	1,554,446	(3,323,763)	929,056	(3,344,668)

INCOME TAX PROVISION (BENEFIT)	19,737	(1,266,000)	(1,142,148)	(1,282,000)

NET INCOME (LOSS)	1,534,709	(2,057,763)	2,071,204	(2,062,668)

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	1,521,295	-	4,431,102	-

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS OF DAKOTA PLAINS HOLDINGS, INC.	$13,414	$(2,057,763)	$(2,359,898)	$(2,062,668)

Net Income (Loss) Per Common Share – Basic and Diluted	$0.00	$(0.05)	$(0.04)	$(0.05)

Weighted Average Shares Outstanding – Basic	53,884,637	42,033,077	53,755,966	41,770,880
Weighted Average Shares Outstanding – Diluted	54,908,368	42,033,077	53,755,966	41,770,880

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	Nine months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$2,071,204	$(2,062,668)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and Amortization	3,229,834	131,923
Amortization of Debt Discount	262,221	262,224
Amortization of Finance Costs	52,841	52,026
Deferred Income Taxes	(1,154,000)	(262,000)
Share-Based Consulting Fees	-	280,714
Decrease in Deferred Rental Income	-	(21,638)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	-	(3,423,054)
Loss (Income) from Investment in DPTS Marketing LLC	1,293,982	(1,572,326)
Income from Investment in Dakota Plains Services, LLC	(589,418)	(212,744)
Non-Cash Rental Income	-	(9,719)
Non-Cash Rental Expense	14,685	-
Amortization of Deferred Rent	(5,250)	(2,000)
Share-Based Compensation	1,904,658	2,430,665
Changes in Working Capital and Other Items:
Increase in Trade Receivables	(1,860,513)	(110,187)
Decrease in Other Receivables	45,176	-
Decrease (Increase) on Income Taxes Receivable	949,099	(154,105)
Decrease (Increase) in Other Current Assets	334,130	(90,137)
Decrease in Due from Related Party	1,991,745	4,686
Increase (Decrease) in Accounts Payable	(181,754)	146,491
Decrease in Income Taxes Payable	-	(1,028,000)
Decrease in Accrued Expenses	(1,301,290)	(116,074)
Decrease in Deferred Rental Income	-	(8,062)
Decrease in Accounts Payable – Related Party	(722)	-
Increase in Other Assets	(125,000)	(14,300)
Net Cash Provided By (Used In) Operating Activities	6,931,628	(5,778,285)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(9,670,840)	(159,737)
Cash Received from DPTS Marketing LLC	-	12,910,000
Preferred Dividends Received from DPTS Marketing LLC	-	1,065,753
Cash Paid for Investment in Dakota Petroleum Transport Solutions, LLC	-	(10,000,000)
Cash Received from Dakota Plains Services, LLC	-	59,906
Cash Received from Dakota Petroleum Transport Solutions, LLC	-	583,462
Net Cash Provided By (Used In) Investing Activities	(9,670,840)	4,459,384
CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Promissory Note, Pioneer Terminal	(530,405)	-
Cash Distributions Paid to Non-Controlling Interests	(2,561,694)	-
Capital Contribution to DPTS Sand, LLC	1,000	-
Finance Costs Paid	-	(9,783)
Common Shares Surrendered	(645,679)	(568,058)
Net Cash Used In Financing Activities	(3,736,778)	(577,841)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,475,990)	(1,896,742)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	13,011,608	2,340,083
CASH AND CASH EQUIVALENTS – END OF PERIOD	$6,535,618	$443,341
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$1,259,582	$2,392,404
Cash Paid During the Period for Income Taxes	$11,852	$189,054
Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$885,639	$-
Change in Preferred Dividend Receivable	$373,970	$372,604
Fair Value of Warrants Issued for Consulting Fees	$-	$208,663

The accompanying notes are an integral part of these condensed consolidated financial statements.

NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Income (Loss)	$1,534,709	$(2,057,763)	$2,071,204	$(2,062,668)
Add back:
Income Tax Provision (Benefit)	19,737	(1,266,000)	(1,142,148)	(1,282,000)
Depreciation and Amortization	1,108,348	47,065	3,229,834	131,923
Share Based Compensation - Employees and Directors	400,365	571,398	1,904,658	2,430,665
Share Based Compensation - Consultants	-	55,722	-	280,714
Interest Expense	496,637	970,962	1,503,017	2,762,175
Adjusted EBITDA	$3,559,796	$(1,678,616)	$7,566,565	$2,260,809

Adjusted EBITDA Attributable to Non-Controlling Interests	2,051,009	-	5,973,149	-

Adjusted EBITDA Attributable to Shareholders of Dakota Plains Holdings, Inc.	$1,508,787	$(1,678,616)	$1,593,416	$2,260,809